                                                                     EXHIBIT 20


FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS
-------------------------------------------------------

Combined Balance Sheets


Unaudited (In thousands, except shares)                                              March 31,        December 31,
                                                                                        1998              1997
                                                                                     ---------         ---------
ASSETS
Investments in real estate
  Land                                                                               $ 141,067         $ 109,308
  Buildings and improvements                                                           686,485           648,571
                                                                                     ---------         ---------
                                                                                       827,552           757,879
  Less - Accumulated depreciation                                                     (118,408)         (113,858)
                                                                                     ---------         ---------
    Total investments in real estate                                                   709,144           644,021

Investment in joint venture                                                              1,599             1,575

Mortgage loans and notes receivable                                                     24,404            30,686

Other assets
  Cash and cash equivalents - unrestricted                                               5,928             2,582
                            - restricted                                                14,261            14,282
  Accounts receivable and prepayments                                                   17,117            20,070
  Investments                                                                           13,263            13,103
  Inventory                                                                              3,980             3,374
  Goodwill, net                                                                         66,461            66,560
  Management and lease agreements, net                                                   3,665             4,113
  Deferred charges and other, net                                                        6,866             6,300
  Unamortized debt issue costs                                                           7,219             7,445
  Other                                                                                  6,025             5,910
                                                                                     ---------         ---------
    Total assets                                                                     $ 879,932         $ 820,021
                                                                                     =========         =========
LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
  Mortgage loans and notes payable                                                   $ 314,191         $ 313,537
  Senior notes                                                                         100,000           100,000
  Bank loans                                                                           130,455            69,922
  Accounts payable and accrued liabilities                                              43,568            38,000
  Deferred obligations                                                                  10,802            10,807
  Deferred capital gains and other deferred income                                       9,624            10,646
  Other                                                                                 11,251            10,957
                                                                                     ---------         ---------
    Total liabilities                                                                  619,891           553,869
                                                                                     ---------         ---------
Minority interest                                                                        1,047             1,047

Shareholders' equity
  Preferred shares of beneficial interest, $25 liquidation preference,
    2,300,000 shares authorized and 1,349,000 outstanding                               31,736            54,109
  Shares of beneficial interest, $1 par, unlimited authorization, outstanding           31,618            28,179
  Paid-in capital                                                                      205,820           189,272
  Deferred compensation                                                                 (9,357)           (5,643)
  Foreign currency translation adjustment                                                 (823)             (812)
                                                                                     ---------         ---------
    Total shareholders' equity                                                         258,994           265,105
                                                                                     ---------         ---------
                                                                                     $ 879,932         $ 820,021
                                                                                     =========         =========

FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS
-------------------------------------------------------

Combined Statements of Income

Unaudited (In thousands, except per share data)                                            Three Months Ended
                                                                                                 March 31,
                                                                                        -------------------------
                                                                                          1998             1997
                                                                                        --------         --------
Revenues
  Rents                                                                                 $ 79,104         $ 19,003
  Interest - Mortgage loans                                                                  619              931
           - Short-term investments                                                          229              348
           - Investments                                                                     190
  Equity in income from joint venture                                                         24              337
  Management fees                                                                             98              767
  Other income                                                                                90              736
                                                                                        --------         --------
                                                                                          80,354           22,122
                                                                                        --------         --------
Expenses
  Property operating                                                                      57,286            6,914
  Real estate taxes                                                                        2,998            2,339
  Depreciation and amortization                                                            6,374            3,230
  Interest - Mortgage loans                                                                6,868            2,426
           - Senior notes                                                                  2,219            2,219
           - Bank loans and other                                                          2,815              611
  General and administrative                                                               3,260            2,205
  Litigation and proxy expenses                                                              931
                                                                                        --------         --------
                                                                                          82,751           19,944
                                                                                        --------         --------
Net income (loss) before preferred dividend                                               (2,397)           2,178
  Preferred dividend                                                                        (875)          (1,208)
                                                                                        --------         --------
Net income (loss) applicable to shares of beneficial interest                           $ (3,272)        $    970
                                                                                        --------         --------
Per share data

Basic weighted average shares                                                             29,230           19,896
Stock options, treasury method                                                               345              419
Restricted shares, treasury method                                                           180              196
                                                                                        --------         --------
Diluted weighted average shares                                                           29,755           20,511
                                                                                        --------         --------

Net income (loss) applicable to shares of beneficial interest, basic and diluted        $   (.11)        $    .05
                                                                                        --------         --------

FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS
-------------------------------------------------------

Statement of Comprehensive Income

Unaudited (In thousands)                           Three Months Ended
                                                        March 31,
                                                  --------------------
                                                   1998          1997
                                                  -------        ----
Net income (loss)                                 $(3,272)        $970

Other comprehensive income:
  Available-for-sale securities adjustment             14
  Foreign currency translation adjustment             (10)
                                                  -------         ----
Comprehensive income                              $(3,268)        $970
                                                  =======         ====

FIRST UNION REAL ESTATE EQUITY and MORTGAGE INVESTMENTS
-------------------------------------------------------

Combined Statements of Changes in Cash

Unaudited (In thousands)                                                  Three Months
                                                                         Ended March 31,
                                                                   -------------------------
                                                                     1998             1997
                                                                   --------         --------
Cash provided by operations
  Net income (loss) before preferred dividend                      $ (2,397)        $  2,178
  Adjustments to reconcile net income (loss) to net
    cash provided by operations --
      Depreciation and amortization                                   6,374            3,230
      Decrease in deferred charges and other, net                      (980)            (313)
      Decrease in deferred income                                    (1,022)
      Increase in deferred interest on mortgage investments              (6)             (65)
      Decrease in deferred obligations                                   (5)              (4)
      Net changes in other assets and liabilities                    10,027            2,096
                                                                   --------         --------
        Net cash provided by operations                              11,991            7,122
                                                                   --------         --------
Cash (used for) provided by investing
  Repayment of mortgage investment                                    6,206           16,200
  Principal received from mortgage investments                           82               47
  Proceeds from sale of properties                                                     8,988
  Purchase of investments                                              (146)
  Investments in properties                                         (60,440)
  Deposit for property acquisitions                                  (2,680)
  Investments in capital and tenant improvements                     (7,262)          (4,143)
                                                                   --------         --------
        Net cash (used for) provided by investing                   (64,240)          21,092
                                                                   --------         --------
Cash provided by (used for) financing
  Increase (decrease) in bank loans                                  60,533          (25,800)
  Repayment of mortgage loans - Normal payments                        (946)            (722)
                              - Balloon payments                                      (8,301)
  Sale of First Union shares                                            401           46,465
  Debt issue costs paid                                                (108)             (23)
  Dividends paid to shares of beneficial interest                    (3,099)          (1,923)
  Dividends paid to preferred shares of beneficial interest          (1,207)          (1,248)
                                                                   --------         --------
        Net cash provided by financing                               55,574            8,448
                                                                   --------         --------
Increase in cash and cash equivalents                                 3,325           36,662
Cash and cash equivalents at beginning of period                     16,864            2,951
                                                                   --------         --------
Cash and cash equivalents at end of period                         $ 20,189         $ 39,613
                                                                   --------         --------


Income per share of beneficial interest has been computed in accordance with SFAS 128 (Earnings Per Share). SFAS 128 requires that common share equivalents be excluded from the weighted average shares outstanding for the calculation of basic earnings per share. Adjusted shares and per share amounts for 1997 have been restated accordingly.